EXHIBIT 99.1

Bukit Jalil Global Acquisition 1 Ltd. Adjourned the Extraordinary General Meeting to June 29, 2024

New York, NY, June 28, 2024 (GLOBE NEWSWIRE) -- Bukit Jalil Global Acquisition 1 Ltd. (“BUJA” or the “Company”) (NASDAQ: BUJA) held its the extraordinary general meeting (the “Extraordinary Meeting”) as scheduled at 9:00 p.m. Eastern Time solely to transact the business to adjourn such Extraordinary Meeting from 9:00 p.m. Eastern Time, on June 28, 2024, to 9:00 p.m. Eastern Time, on June 29, 2024 (the “Adjournment”) to allow the Company additional time to engage with its shareholders.

There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Extraordinary Meeting. The physical location of the Extraordinary Meeting remains at the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547). The record date for determining the Company shareholders entitled to receive notice of and to vote at the Extraordinary Meeting remains the close of business on May 23, 2024 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible. In connection with the Adjournment, if the MAA Amendment Proposal and Trust Amendment Proposal are approved, the Company will accept reversal of redemption requests received even following the Extraordinary Meeting until 5:00 p.m. Eastern Time on July 3, 2024, Wednesday.

BUJA’s shareholders who have questions regarding the adjournment of the Extraordinary Meeting or the impact on the votes casted, or would like to request documents may contact BUJA’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About Bukit Jalil Global Acquisition 1 Ltd.

Bukit Jalil Global Acquisition 1 Ltd. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Extraordinary Meeting and the extension of the deadline to deliver a redemption request. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

No Offer or solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and does not constitute an offer to sell or a solicitation of an offer to buy any securities of BUJA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

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Important Additional Information Regarding the Transactions Filed With the SEC

In connection with the Extraordinary Meeting, the Company filed with the SEC a definitive proxy statement (the “Proxy Statement”) on June 7, 2024. The Proxy Statement contains information about the proposals to be approved at the Extraordinary Meeting.

Investors and security holders are advised to read the Proxy Statement and any other relevant documents filed with the sec carefully and in their entirety because they contain important information about the proposals to be approved at the extraordinary meeting. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the sec free of charge at www.sec.gov.

Participants in the Solicitation

BUJA and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from BUJA’s shareholders with respect to the proposals to be approved at the Extraordinary Meeting. Information regarding BUJA’s directors and executive officers is available in BUJA’s filings with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation relating to the proposals to be approved at the Extraordinary Meeting and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement when it becomes available.

Contact Information:

Seck Chyn Foo

Chief Executive Officer

Bukit Jalil Global Acquisition 1 Ltd.

+60122109795

neil.foo@bjacquisition.com

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